THE BANK OF NEW YORK

 NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN DEPOSITARY RECEIPTS

January 5, 2004

SECURITIES & EXCHANGE COMMISSION

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:

Depositary Shares evidenced by the American Depositary Receipts for Ordinary Shares, par value of 10p each of Xenova Group plc and Depositary Shares evidenced by the American Depositary Receipt Units for IPO Ordinary Shares, par value of 10p each of Xenova Group plc (File No. 333-13262)

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts and American Depositary Receipt Units are to be issued, we attach a copy of the new prospectuses (“Prospectuses”) reflecting the change in the par value for the ordinary shares of Xenova Group plc.

As required by Rule 424(e), the upper right hand corner of each Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectuses consist of the ADR certificate with revised par value for Xenova Group plc.

The Prospectuses have been revised to reflect the new par value of 1 pence, and have been overstamped with:

“EFFECTIVE DECEMBER 23, 2003, THE PAR VALUE WILL CHANGE TO 1 PENCE FROM 10 PENCE.”

Please contact me with any questions or comments on 212 815-8257.

/s/ Robert Goad

    Robert Goad

    Vice President

Encl.

cc:    Paul Dudek, Esq.

         (Office of International Corporate Finance)